SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico		87501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders

On September 26, 2008, Thornburg Mortgage, Inc. (the “Company”) filed Articles of Amendment to its charter, effecting a one-for-ten reverse stock split of its outstanding shares of common stock, effective upon filing. Every ten outstanding shares of (old) common stock which were held as of September 26, 2008, the effective date, were combined into one share of (new) common stock.

Any fraction of a share of the Company’s common stock that would otherwise have resulted from the reverse stock split will be eliminated by rounding such fraction up to the nearest whole share. Shortly after the effective date, shareholders will receive instructions regarding the method of exchanging the old stock certificates for new stock certificates from the Company’s transfer agent.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 26, 2008, the Company filed Articles of Amendment to its charter with the State Department of Assessments and Taxation of the State of Maryland. Pursuant to the Articles of Amendment, every ten outstanding shares of the Company’s common stock, par value $0.01 per share, will be combined into one share of common stock, par value $0.10 per share, and any fraction of a share of common stock that would otherwise have resulted from the combination will be eliminated by rounding such fraction up to the nearest whole share. Immediately thereafter, the Company’s charter will be amended to reduce the par value of the outstanding shares of common stock to $0.01 per share.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

3.1	Articles of Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: September 26, 2008	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT

3.1	Articles of Amendment